Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 2-95258 of Liz Claiborne, Inc. on Form S-8 of our report dated June 23, 2005, appearing in this Annual Report on Form 11-K of the Liz Claiborne 401(k) Savings and Profit Sharing Plan for the year ended December 31, 2004.



/s/ Deloitte & Touche LLP
New York, New York
June 24, 2005